UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on July 10, 2015, Armada Hoffler Properties, Inc. (the “Company”) closed on the acquisition of Columbus Village, a 65,000 square foot retail center located in Virginia Beach, Virginia, adjacent to the Town Center of Virginia Beach. In connection with the acquisition, the Company, as the sole general partner of Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into Amendment No. 2 (the “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership. The Amendment, among other things, redesignated the common units of limited partnership interest as Class A units (“Class A Units”), and designated and authorized the issuance of 1,000,000 Class B units (the “Class B Units”) and 275,000 Class C units (the “Class C Units”) to the seller of Columbus Village. The Class B Units were issued on July 10, 2015, and the Class C Units will be issued on January 10, 2017 or on the date of certain events specified in the Amendment. The Class B Units and the Class C Units will automatically convert into Class A Units on July 10, 2017 and January 10, 2018, respectively, or on the date of certain events specified in the Amendment. No distributions other than in connection with a liquidation, dissolution or winding up of the Operating Partnership will accrue or be payable on the Class B Units or the Class C Units, subject to certain limited exceptions.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated as of July 10, 2015, to the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P., dated as of May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: July 16, 2015	By:	/s/ Eric L. Smith
Eric L. Smith
Vice President of Operations and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of July 10, 2015, to the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P., dated as of May 13, 2013